Exhibit 10(a)

TO: [PARTICIPANT NAME]

PARKER-HANNIFIN CORPORATION

STOCK APPRECIATION RIGHTS AWARD AGREEMENT (SAR-002O)

The Human Resources and Compensation Committee of the Board of Directors (the “Committee”) of Parker-Hannifin Corporation (the “Company”) has awarded to you the following number of Stock Appreciation Rights (“SARs”) under the Parker-Hannifin Corporation 2003 Stock Incentive Plan (the “Plan”) and subject to the Parker-Hannifin Corporation Stock Appreciation Right Terms and Conditions (SAR-002O) (the “Terms and Conditions”):

Grant Date	Number of SARs	Grant Price	Expiration Date
[Grant Date]	[Number Granted]	US $[Grant Price]	[Expiration Date] at 4:00 PM Eastern Time

Each SAR granted under this award entitles you upon exercise to receive the increase in value between the Grant Price and the fair market value of one share of common stock of the Company, subject to the Terms and Conditions and the Plan.

Vesting Dates. Except as otherwise provided in the Terms and Conditions, while you are an active full-time employee, one-third (1/3) of the SARs will vest and become exercisable on each of the first, second, and third anniversaries of the grant date. Once SARs become vested and exercisable, you may exercise those SARs at any time prior to the Expiration Date, except as otherwise provided in the Terms and Conditions. Scheduled vesting dates and amounts for this award are viewable by clicking on the grant date hyperlink on your Stock Appreciation Rights Grant Information page on the Stock Incentive Plan Administrator’s web site.

Your Action Items. Please take the following actions:

•	Before you accept your grant, click on the links below to review the Terms and Conditions and the Plan, which govern this award.

•	Accept the Terms and Conditions and execute this Agreement by clicking on the “Accept” button below.

•

Inform the Company of any change in address or contact information, as necessary. Refer to the section of the Terms and Conditions titled “Notification of Change in Personal Data” for instructions on how to provide notification to the Company.

Stock Appreciation Right Terms and Conditions (SAR-002O)

2003 Stock Incentive Plan

To view the most recent Annual Report, please click here

To view the most recent Proxy Statement, please click here

To view the 2003 Stock Incentive Plan Prospectus, please click here